EXHIBIT 21

                                  GenRad, Inc.
                 Schedule of Subsidiaries as of January 3, 1998






Subsidiary Name                          State/Jurisdiction of Incorporation
---------------                          -----------------------------------

GenRad Canada Limited                                     Canada

GenRad Asia PTE Limited                                   Singapore

GenRad SA                                                 France

GenRad GmbH                                               Germany

GenRad China Limited                                      China

GenRad Benelux B.V.                                       Netherlands

GenRad Europe Limited                                     England

GenRad Limited                                            England

GenRad Holdings Limited                                   England

GenRad Securities Corporation                             Massachusetts

GenRad Mexico Incorporated                                Delaware

Mitron Corporation                                        Oregon

Mitron Europe Limited                                     England

All subsidiaries are Consolidated Subsidiaries and do business under their own name.